UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 22, 2010

COMVERSE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

NEW YORK	0-15502	13-3238402

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

810 Seventh Avenue,
New York, New York
10019

(Address of Principal Executive Offices)
(Zip Code)

Registrant’s telephone number, including area code: (212) 739-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On March 24, 2010, Comverse Technology, Inc. (the “Company”) disclosed in a Current Report on Form 8-K that the Securities and Exchange Commission (the “SEC”) had instituted an administrative proceeding pursuant to Section 12(j) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to suspend or revoke the registration of each class of the Company’s securities because it had not become current in its periodic reporting obligations under the federal securities laws.  On July 22, 2010, the Administrative Law Judge in the Section 12(j) administrative proceeding issued an initial decision to revoke the registration of the Company’s common stock (the “Initial Decision”).  The Initial Decision does not become effective until the SEC issues a final order, which would indicate the date on which sanctions, if any, would take effect.  The Company intends to timely file a petition for review with the SEC within 21 days.  The SEC will determine whether to affirm the Initial Decision or grant review.  If review is granted, a briefing schedule will be ordered within 21 days of the filing date of the Company’s petition for review, and the appeal likely will be fully briefed within 74 days thereafter.  Following any adverse determination by the SEC, if issued, the Company would have the ability to file with the SEC a motion for reconsideration of the final order and a motion to stay the final order pending judicial review, and to appeal the final order to the Court of Appeals.

Although the Company intends to seek review of the Initial Decision by the SEC, it cannot at this time predict whether review will be granted by the SEC or, if granted, the outcome of such review or any appeal therefrom.  Similarly, the Company cannot predict what, if any, impact the SEC’s determination may have on the Company or its business.  If a final order is issued by the SEC to revoke the registration of the Company’s common stock, brokers, dealers and other market participants would be prohibited from buying, selling, making market in, publishing quotations of or otherwise effecting transactions with respect to such common stock and, as a result, public trading of the Company’s common stock would cease and investors would find it difficult to acquire or dispose of the Company’s common stock or obtain accurate quotations of the Company’s common stock, which could result in a significant decline in the value of the Company’s common stock, and the Company’s business may be adversely impacted, including, without limitation, an adverse impact on the Company’s ability to issue stock to raise equity capital, pursue strategic alternatives, including business combinations, or provide employee incentives.

Despite the Initial Decision, the Company continues to make significant progress in its efforts to become current in its periodic reporting obligations under the federal securities laws.  As disclosed in a Current Report on Form 8−K filed with the SEC on July 6, 2010, the Company currently expects to file its comprehensive Annual Report on Form 10-K for the fiscal years ended January 31, 2009, 2008, 2007 and 2006 in August 2010, its Annual Report on Form 10-K for the fiscal year ended January 31, 2010 and such quarterly reports as may be required for it to become current in its periodic reporting obligations as soon as practicable thereafter. The Company’s ability to meet this timeline remains dependent upon the achievement of certain remaining milestones in the Company’s reporting and disclosure processes. If the registration of its common stock is ultimately revoked, the Company will complete the necessary financial statements, file an appropriate registration statement with the SEC and seek to have it declared effective in order to resume the registration of such common stock under the Exchange Act as soon as practicable.

Forward-Looking Statements

This Current Report on Form 8-K contains certain statements that constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995.  In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “expects,” “plans,” “anticipates,” “estimates,” “believes,” “potential,” “projects,” “forecasts,” “intends,” or the negative thereof or other comparable terminology.  There are numerous risks and uncertainties that could cause the timing of events to differ materially from those anticipated by the forward-looking statements in this Current Report on Form 8-K, including the ineffectiveness of the Company’s disclosure controls and procedures and continuing material weaknesses in the Company’s internal control over financial reporting,  and there can be no assurances that any forward-looking statements will be achieved.  The Company undertakes no commitment to update or revise forward-looking statements except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMVERSE TECHNOLOGY, INC.

Date: July 22, 2010	By:	/s/ Shefali A. Shah
	Name:	Shefali A. Shah
	Title:	Senior Vice President, General Counsel and Corporate Secretary